For additional information, contact:
	Joseph Stegmayer Chairman and CEO joes@cavco.com	Daniel Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES ANNOUNCES STOCK PURCHASE AGREEMENT

PHOENIX, June 14, 2013 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced that it entered into an agreement to acquire full ownership of Fleetwood Homes, Inc., the parent company of Fleetwood Homes, Palm Harbor Homes, CountryPlace Mortgage, and Standard Casualty business units.

Cavco currently owns fifty percent of Fleetwood Homes, Inc. and the acquisition will complete the purchase of the other fifty percent ownership of Fleetwood Homes, Inc. currently held by Third Avenue Value Fund and an affiliate. Cavco will issue shares of its common stock to Third Avenue and its affiliate for consideration for the shares of Fleetwood Homes, Inc. that they own. This transaction is consistent with the original intention of the Company and Third Avenue at the outset of their partnership in forming Fleetwood Homes, Inc. in 2009. Although certain buyout terms were included in the shareholders’ agreement between the parties, this transaction was successfully separately negotiated approximately one year earlier than the buyout provisions in the shareholders’ agreement were to become effective.

Joseph Stegmayer, Chairman, President and Chief Executive Officer said “We believe that the opportunity to obtain full ownership of these operations is attractive at this time. Although the manufactured housing industry remains challenged by overall economic conditions, we are encouraged by recent reports of improved general housing demand, consumer confidence, and unemployment levels. We have been fully responsible for operating the Fleetwood Homes business since August 2009 and the Palm Harbor Homes and related finance and insurance businesses since 2011. We believe the steady integration of these operations with each other and with Cavco’s legacy business units has developed well. The opportunity to now consummate full ownership is clearly beneficial financially and will also eliminate certain administrative activities required of a joint venture.”

“Third Avenue has been a long term investor in the manufactured housing industry and in Cavco specifically. From the outset of our collaboration on Fleetwood Homes and Palm Harbor Homes, Third Avenue has been a reliable and supportive partner in developing the Company’s opportunities to purchase these companies, including being a provider of interim financing and long term capital. We continue our positive ongoing relationship with Third Avenue as we work together to finalize this transaction” Mr. Stegmayer concluded.

Dan Urness, Vice President and Chief Financial Officer added, “Upon closing, full ownership of Fleetwood Homes, Inc. will entitle the Company to 100% of net income reported in the Company’s consolidated financial statements. Once finalized, we expect this transaction to be immediately accretive to earnings per share and to stockholders’ equity per share. The use of Cavco common stock as consideration will allow the Company to preserve cash and maintain its borrowing capacity since Cavco will not incur debt in connection with this buyout transaction.”

The issuance of Cavco common stock to close this transaction is subject to shareholder approval and is discussed further in the Company’s forthcoming proxy statement. The Stock Purchase Agreement is available for review and is included as an exhibit to the Form 8-K separately filed with the SEC today.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. The Company is a leading producer of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Its mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; increased costs of healthcare benefits to employees; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2013 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.